Exhibit 1.1

GLADSTONE LAND CORPORATION

[•] Shares

Common Stock

Underwriting Agreement

[•], 2013

Janney Montgomery Scott LLC

As Representative of the Several Underwriters,

    named on Schedule I hereto

c/o Janney Montgomery Scott LLC

1801 Market Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Gladstone Land Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [•] shares (the “Firm Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”). In addition, the Company has agreed to sell to the Underwriters, subject to the terms and conditions stated herein, up to an additional [•] shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Janney Montgomery Scott LLC is acting as the representative of the Underwriters and in such capacity is referred to in this Agreement as the “Representative.” The Company is the indirect general partner of Gladstone Land Limited Partnership (the “Operating Partnership”), a Delaware limited partnership that serves as the Company’s operating partnership subsidiary.

The Underwriters have agreed to reserve a portion of the Shares to be purchased by them for sale to the Company’s directors, officers, employees and certain other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Underwriters pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the date hereof will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-183965), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A of the Act and paragraph (b) of Rule 424 of the Act. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, or any successor system (“EDGAR”).

1. REPRESENTATIONS AND WARRANTIES. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each Underwriter as of the date hereof, as of the Applicable Time (defined below), as of the Closing Date (defined below), and as of each Date of Delivery (defined below) as follows:

(a) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Act. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and none is, to the knowledge of the Company, threatening in writing to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened in writing to institute proceedings for any such purpose.

(b) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Additional Shares are purchased, at the applicable Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and did not and will not contain, as the case maybe, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Additional Shares are purchased, at the applicable Date of Delivery), contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) (defined below) issued at or prior to the Applicable Time and the Preliminary Prospectus as of the Applicable Time and the information included on Schedule II hereto, all considered together (collectively, the “Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] [a.m./p.m.] (Eastern time) on [•], 2013 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representative as described in Section 5(b) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Act has been, or will be, timely filed with the Commission in accordance with the requirements of the Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act, including, but not limited to, legending requirements. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any Issuer Free Writing Prospectus. The representations and warranties in this subsection shall not apply to statements in or omissions from any such Registration Statement, the Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company by the Representative on behalf of the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 8(c) hereof).

(c) Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the Act and each such preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Act, including, without limitation, for purposes of Rules 164 and 433 under the Act.

(e) From the time of initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(f) The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g) All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (the “Exchange Act”), and Item 10 of Regulation S-K under the Act, to the extent applicable.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business in all material respects as currently carried on and described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries (defined below), taken as a whole (a “Material Adverse Effect”).

(i) The Operating Partnership, Gladstone Land Advisers, Inc. and Gladstone Land Partners, LLC (the “General Partner”) are the only direct subsidiaries of the Company. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with limited partnership power and authority to own, lease and operate its properties, and conduct its business in all material respects as currently carried on and described in the Prospectus. The Operating Partnership is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

(j) Each of the subsidiaries of the Operating Partnership listed on Schedule IV hereto (each, an “OP Subsidiary”) has been duly organized and is validly existing as a limited liability company in good standing under the laws of its state of organization, with all requisite power and authority to own and lease its properties, and conduct its business in all material respects as described in the Prospectus. Each OP Subsidiary is duly qualified to do business as a foreign limited liability company and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. The Operating Partnership and the OP Subsidiaries are referred to collectively herein as the “Subsidiaries.”

(k) The Company does not own, directly or indirectly, any capital stock or other equity securities or interests of any corporation, partnership, limited liability company, joint venture association or other entity other than, Gladstone Land Advisers, Inc., the General Partner and the Subsidiaries.

(l) The capitalization of the Company is and will be as set forth under the caption “Capitalization” in the Disclosure Package and the Prospectus as of the respective dates set forth therein. All the outstanding shares of capital stock of the Company have been, and as of the Closing Date (and, if any Additional Shares are purchased, at the Date of Delivery), as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights. Except as set forth in the Disclosure Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock. The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The capital stock of the Company conforms to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto). The delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement, if any, will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company, if any, are in valid and sufficient form.

(m) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Operating Partnership has not issued any security or other equity interest other than units of limited partnership interest (the “Units”) held by the Company that are redeemable at the Company’s option for cash or shares of Common Stock. None of the Units have been or will be issued or are owned or held in violation of any preemptive right. The outstanding Units have been issued by the Operating Partnership in compliance with applicable federal and state securities laws. The Units conform to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto).

(n) All of the outstanding limited liability company interests or partnership interests of each Subsidiary, as the case may be, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except with respect to security interests in favor of Metropolitan Life Insurance Company and as otherwise set forth in the Disclosure Package and the Prospectus, all such interests are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. No such equity interest in any Subsidiary was issued in violation of the preemptive or any similar right of any security holder of such Subsidiary.

(o) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act.

(p) The Company and the Operating Partnership have full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein and the Operating Partnership’s issuance of the Units to the Company. The Company’s and the Operating Partnership’s execution and delivery of this Agreement and the performance by the Company and the Operating Partnership of their respective obligations arising under this Agreement have been duly and validly authorized by the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership, and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(q) The Company and each of its Subsidiaries are not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction or by the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus.

(s) Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the charter or bylaws or applicable organizational documents of the Company and its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii), to the extent such conflicts, breaches, violations, liens, charges and encumbrances, if any, would not have a Material Adverse Effect.

(t) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(u) The consolidated historical financial statements and schedules of the Company included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and consolidated cash flows for the Company for the periods specified, all in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis. The audited historical summaries of revenue of West Beach Street Watsonville, LLC for the year ended December 31, 2010, of Dalton Lane Watsonville, LLC for the year ended December 31, 2010 and of Colding Loop Road Wimauma, LLC for the year ended December 31, 2011, which are included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly, in all material respects, the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and otherwise have been prepared in accordance with the applicable financial statement requirements of Regulation S-X. The selected financial data included in the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial information included in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information shown therein, has been prepared in accordance with GAAP and has been properly compiled, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. No other financial statements or schedules are required by Form S-11 or otherwise to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is, except as set forth in or contemplated in the Disclosure Package and the Prospectus, pending or, to the knowledge of the Company, threatened in writing that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(w) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or applicable organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), such violations or defaults as would not have a Material Adverse Effect.

(x) PricewaterhouseCoopers LLP, who has examined and reported upon certain of the financial statements and schedules of the Company and its consolidated Subsidiaries filed with the Commission as part of the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the Public Company Accounting Oversight Board (United States).

(y) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares that have not been or will not be paid.

(z) The Company and each of its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(aa) The Company and each of its Subsidiaries, and their respective properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, properties, employees, officers, and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except such as would not have a Material Adverse Effect. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at an increase in cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(bb) The Company and each of its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except such licenses, certificates, permits and authorizations the failure to possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice in writing of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(cc) The Company (and to the Company’s knowledge, any of its affiliates) has not taken, directly or indirectly, any action designed to or that would constitute, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(dd) The Company and each of its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee) In the ordinary course of its business, in connection with the acquisition of properties, the Company periodically reviews the effect of Environmental Laws on the acquisition properties of the Company and its Subsidiaries, during the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(ff) The Company and its Subsidiaries are in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company or any Subsidiary would have any liability. The Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(gg) The Company or its Subsidiaries, as applicable, have good and marketable title in fee simple to, or a valid leasehold interest in, each real property described or identified in the Registration Statement, the Disclosure Package and the Prospectus as owned or leased by them (individually, a “Property,” and together the “Properties”), free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or do not, individually or in the aggregate, materially affect the value of such Property and do not interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary. Neither the Company nor any Subsidiary owns or leases any real property, except as described in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person has an option or right of first refusal to purchase all or part of any of the Properties or any interest therein. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except for such failures to comply that would not have a Material Adverse Effect. Each Property with respect to which a certificate of need or similar approval to operate the Property is required is presently, and at the Closing Date will be, operating pursuant to a current, valid certificate of need or similar certificate. Neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to a Property, except such proceedings or actions that would not have a Material Adverse Effect. The Company or a Subsidiary has obtained an owner’s title insurance policy from a title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to the cost of acquisition of such Property, including the principal amount of any indebtedness assumed with respect to the Property.

(hh) All of the mortgages and/or deeds of trust described or identified in the Registration Statement, the Disclosure Package and the Prospectus constitute the valid and legally binding obligation of the borrower thereunder (the “Borrower”), and are enforceable in accordance with their terms and except as set forth in or contemplated in the Prospectus. To the best of the Company’s and the Operating Partnership’s knowledge, no Borrower is in default in the payment of any amounts due under any such mortgage and/or deed of trust and no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the mortgages and/or deeds of trust will be (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any Subsidiary, (ii) cross-defaulted to any other indebtedness of the Company or any Subsidiaries, or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(ii) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any Subsidiary of the interests in assets or the Properties that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which have not been described therein.

(jj) The lease agreements between the Company or any Subsidiary, on the one hand, and the tenants of the Properties, on the other hand (the “Leases”), are valid and enforceable in all material respects by the Company and/or its Subsidiary except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Company’s and the Operating Partnership’s knowledge, no tenants are in default in the payment of any amounts due under any such Lease and no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew, any of the Leases, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the knowledge of the Company or any Subsidiary, any tenant party to the Leases.

(kk) The Company is not aware of any existing or imminent labor disturbance or dispute by the employees of the tenants occupying the Properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(ll) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases except, in each case, for liens, encumbrances or defects that would not have a Material Adverse Effect.

(mm) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could materially and adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(nn) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(oo) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, during the periods for which financial statements are presented in the Registration Statement, the Disclosure Package and the Prospectus, there have been no (i) material weaknesses in the Company’s internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp) The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), that are in effect and with which the Company is required to comply.

(qq) The Company or a Subsidiary owns or possesses all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, processes and other intangible property rights and know-how necessary for the conduct of its business as described in the Registration Statement (collectively, the “Intellectual Property”). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company or any Subsidiary, other than licenses granted in the ordinary course of business, (ii) to the Company’s and the Operating Partnership’s knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or a Subsidiary’s rights in or to any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim, (iv) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim and (v) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim.

(rr) Neither the Company, the Operating Partnership, nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from company funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No funds of the Company have been set aside to be used for any payment in violation of any law.

(ss) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(tt) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other Sanctions.

(uu) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv) The Shares have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

(ww) No material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, or stockholders of the Company, on the other hand, which is required to be described in the Prospectus and which is not so described.

(xx) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and the directors, officers, stockholders, partners, members, tenants or suppliers of the Company or the Subsidiaries, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the Disclosure Package or the Prospectus which is not so described. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Subsidiaries have not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or officer of the Company or the Subsidiaries, or to or for any family member or affiliate of any such director or officer.

(yy) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, the Subsidiaries or their affiliates (i) have any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intend to use any of the net proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(zz) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate and such data agrees in all material respects with the sources from which it was derived.

(aaa) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(bbb) The Company has not offered, or caused the Underwriters or their affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a tenant, customer or supplier of the Company or any Subsidiary to alter the tenant’s, customer’s or supplier’s level or type of business with the Company or any Subsidiary, or (ii) a trade journalist or publication to write or publish favorable information about the Company.

(ccc) The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(ddd) The Company intends to make a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ending either December 31, 2013 or December 31, 2014. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has been organized and operating in conformity with the requirements for qualification and taxation as a

REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement, the Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(eee) The description of the Company’s organization and actual and proposed method of operation and its proposed qualification and taxation as a REIT set forth in the Registration Statement, the Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects. The Company’s operating policies and investment guidelines described in the Registration Statement, the Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(fff) The Operating Partnership is treated as a disregarded entity for federal income tax purposes and not as a corporation or association taxable as a corporation.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby, to each Underwriter.

2. PURCHASE AND SALE.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share (representing a public offering price of $[•] per share, less an underwriting discount of $[•] per share), the amount of the Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to [•] Additional Shares in the aggregate at the same purchase price per share as the Underwriters shall pay for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Additional Shares as to which the Underwriters are exercising the option and the Date of Delivery. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Additional Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

3. DELIVERY AND PAYMENT. Delivery of and payment for the Firm Shares and the Additional Shares (if the option provided for in Section 2(b) hereof shall have been exercised before the Business Day, defined below, prior to the Closing Date) shall be made at [•] am, Eastern time, on [•]

2013, or at such time on such date not more than three (3) Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representative for the respective accounts of the Underwriters against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Shares and the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. “Business Day” shall mean any day other than a Saturday, Sunday, a legal holiday, or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

If the option provided for in Section 2(b) hereof is exercised on or after the Business Day prior to the Closing Date, the Company will deliver the Additional Shares (at the expense of the Company) to the Representative, on the date (the “Date of Delivery”) specified by the Representative (which shall be within three (3) Business Days after exercise of said option) for the respective accounts of the Underwriters, against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Additional Shares occurs after the Closing Date, the Company will deliver to the Representative on the Date of Delivery for the Additional Shares, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus under the caption “Underwriting.”

5. AGREEMENTS. The Company agrees with the Underwriters that:

(a) The Company will comply with the requirements of Rule 430A of the Act and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any 462(b) Registration Statement relating to the Shares or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares. The Company will promptly effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), notify the Representative of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Act or the Exchange Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the Act, the Company will (i) promptly prepare and file with the Commission such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, (ii) use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable, and (iii) furnish to the Underwriters, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) Prior to the Closing Date, the Company will furnish to the Representative, as soon as and if they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the Disclosure Package and the Prospectus.

(e) The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus Supplement, the Base Prospectus, and each amendment or supplement to any of them, (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus Supplement, the Base Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares, (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents to which the Company is a party printed (or reproduced) and delivered in connection with the offering of the Shares, (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NASDAQ Global Market, (vi) any required registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification), (vii) any filings required to be made with FINRA (including any filing fees but not including any fees and expenses of the Underwriters’ counsel in connection with any such filings), (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Share, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses in connection with the road show presentations, travel and lodging expenses, and one-half the cost of aircraft and other transportation chartered in connection with the road show, (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company, (x) reimbursement of $25,000 of the Underwriters out-of-pocket expenses incurred in connection with the offering (including, but not limited to, fees and disbursements of Underwriters’ counsel), provided that the aggregate proceeds from the sale of Shares exceeds $50,000,000, (xi) expenses incident to the offer and sale of the Directed Shares to Participants of the Directed Share Program, and (xii) all other reasonable costs and expenses incident to the performance by the Company of its obligations hereunder.

(i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus. The Company will effect the issuance to the Company by the Operating Partnership of a number of Units equal to the number of Shares and having economic and other terms substantially identical to the terms of the Shares upon the Company’s contribution to the Operating Partnership of the proceeds from the sale of the Shares.

(j) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Shares will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Shares.

(k) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any new registration statement relating to the Shares or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Registration Statement or amendment thereto) at the time it became effective or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel to the Underwriters shall reasonably object.

(l) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 6(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release in a form acceptable to the Representative through a major news service at least two business days before the effective date of the release or waiver.

(m) The Company will give the Representative prompt notice if the Company ceases to be an emerging growth company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 6(h) hereof.

(n) The Company will use commercially reasonable efforts to qualify and to elect to qualify as a REIT, effective as of the first day of its taxable year ending either December 31, 2013 or December 31, 2014 and thereafter will use commercially reasonable efforts to continue to meet the requirements to qualify as a REIT under the Code until the board of directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(o) The Company will use commercially reasonable efforts to effect the listing of the Shares on the NASDAQ Global Market.

(p) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Firm Shares and the Additional Shares on the Closing Date or any Date of

Delivery, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the date hereof, the Closing Date and any Date of Delivery, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus containing information omitted pursuant to Rule 430A relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), as applicable (or any required post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430A).

(b) The Company shall have requested and caused Cooley LLP, counsel for the Company and the Operating Partnership, to have furnished to the Underwriters their opinions with respect to certain corporate matters, negative assurance statements and tax matters, dated the Closing Date and any Date of Delivery, and addressed to the Underwriters, each in a form reasonably acceptable to the Representative.

(c) The Company shall have requested and caused Hill Ward Henderson, special counsel to the Company for Florida law matters, to have furnished to the Underwriters their opinions with respect to certain corporate matters, dated the Closing Date and any Date of Delivery, and addressed to the Underwriters, in a form reasonably acceptable to the Representative.

(d) The Representative shall have received from Squire Sanders (US) LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Date of Delivery, and addressed to the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company and the Operating Partnership shall have furnished to the Representative a certificate, signed by the Chairman of the Board or the President, the principal financial or accounting officer of the Company and an appropriate officer of the Operating Partnership, dated the Closing Date and any Date of Delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date (and any Date of Delivery) with the same effect as if made on the Closing Date (or the applicable Date of Delivery), and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date (or any Date of Delivery);

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), earnings, business or Properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(f) On the date of this Agreement and on the Closing Date (including any Date of Delivery, as the case may be) PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date or any Date of Delivery, as the case may be, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date or such Date of Delivery.

(g) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or Properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole and reasonable judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

(h) During the period beginning from the date hereof and continuing to and including the date one hundred eighty (180) days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without prior written consent of the Representative, other than issuances of Common Stock pursuant to the Company’s Dividend Reinvestment Plan.

(i) The Company shall have obtained and delivered to the Underwriters executed copies of “lock-up” agreements from the directors, executive officers and other stockholders of the Company listed on Schedule V hereto, in the form mutually agreed upon.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) The Firm Shares and Additional Shares, if any, have been listed, subject to notice of issuance, on the NASDAQ Global Market.

(l) At the Closing Date and the Date of Delivery, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Squire Sanders (US) LLP, counsel for the Underwriters, at 221 E. Fourth St., Suite 2900, Cincinnati, OH 45202, on the Closing Date and any Date of Delivery, as applicable.

7. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied (other than Section 6(d) and 6(g)), because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Janney Montgomery Scott LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, or in any Preliminary Prospectus, Issuer Free Writing Prospectus, Written Testing-the-Waters Communication, the Disclosure Package or the Prospectus, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending and/or settling any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Operating Partnership may otherwise have.

(b) Each of the Company and the Operating Partnership, jointly and severally agree to indemnify and hold harmless each Underwriters, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company or the Operating Partnership for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of each of the Underwriters, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each director of the Company, each officer who signs the Registration Statement, and each person who controls the Company and the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the indemnities from the Company and the Operating Partnership to each Underwriter in Sections 8(a) and 8(b), but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and Operating Partnership acknowledge that (i) the public offering price and underwriting discount figures appearing on the cover page; (ii) the information in the second paragraph and the first sentence of the fourth paragraphs under the caption “Underwriting” in the Prospectus; and (iii) the information under the caption “Underwriting — Stabilization, Short Positions and Penalty Bids” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other parties indemnified pursuant to this Agreement which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether an untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Operating Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (e).

9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the nondefaulting Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Common Stock set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by written notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been a Material Adverse Effect on the condition (financial or otherwise), earnings, business, or Properties of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, (ii) a banking moratorium shall have been declared either by federal or New York state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole and reasonable judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership or the officers of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Gladstone Land Corporation, 1521 Westbranch Drive, Second Floor, McLean, Virginia 22102, Fax number 703-287-5801, Attention: David Gladstone, Chairman and Chief Executive Officer, with a copy to Cooley LLP, One Freedom Square, Reston Town Center, 19951 Freedom Drive, Reston, Virginia 20190, Fax number 703-456-8100, Attention: Darren K. DeStefano, and if sent to the Representative, will be mailed, delivered or telefaxed to Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, PA 19103, Fax number 215-665-6197, Attention: Cliff K. Booth with a copy to Squire Sanders (US) LLP, 221 E. Fourth St., Suite 2900, Cincinnati, OH 45202, Fax number 513-361-1201, Attention: James J. Barresi, Esq.

13. NO FIDUCIARY DUTY. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that (a) nothing herein shall create a fiduciary or agency relationship between the Company and the Underwriters, (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares, (c) the relationship between the Company and the Underwriters is entirely and solely commercial, based on arms-length negotiations, (d) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein and (e) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the Underwriters.

Very truly yours,

GLADSTONE LAND CORPORATION

By:
Name:
Title:

GLADSTONE LAND LIMITED PARTNERSHIP By: Gladstone Land Partners, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

CONFIRMED as of the date first above

mentioned, on behalf of the Representative

and the several Underwriters named in

Schedule I hereto

By: JANNEY MONTGOMERY SCOTT LLC

For itself and the several Underwriters

named in Schedule I to the foregoing Agreement.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Firm Shares

Janney Montgomery Scott LLC
JMP Securities LLC
J.J.B. Hilliard, W.L. Lyons, LLC
Ladenburg Thalmann & Co. Inc.
Maxim Group LLC
National Securities Corporation
Sidoti & Company, LLC
Dominick & Dominick LLC
Boenning & Scattergood, Inc.
Southwest Securities, Inc.

Total

SCHEDULE II

SCHEDULE III

SCHEDULE IV

List of OP Subsidiaries

Colding Loop Road Wimauma, LLC

Dalton Road Watsonville, LLC

West Gonzales Road Oxnard, LLC

San Andreas Road Watsonville, LLC

West Beach Street Watsonville, LLC

Keysville Road Plant City, LLC

Trapnell Road Plant City, LLC

SCHEDULE V

Persons Who Are To Deliver Lock-Up Agreements

1.	David Gladstone

2.	Terry Brubaker

3.	Danielle Jones

4.	Michela A. English

5.	Antony W. Parker

6.	Paul W. Adelgren

7.	John Outland

8.	John Reilly

9.	Terry Earhart

10.	The Gladstone Future Trust